Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of our report dated May 20, 2014, relating to the combined financial statements of Lone Star Tank Rental, LP and KHM Rentals, LLC as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013, which is incorporated by reference and appears in the Current Report on Form 8-K/A of the Company as filed May 21, 2014.

/s/ Swenson Advisors, LLP

San Diego, California

June 10, 2014